EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held April 24, 2013 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through May 24th by dialing 855-859-2056, access code 86466151. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THE FIRST QUARTER 2013

Lake Forest, Illinois, April 24, 2013—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the first quarter of 2013.

Revenues for the quarter ended March 31, 2013 were $513.8 million, up 11.7% from $460.1 million in the first quarter last year.  Acquisitions contributed approximately $37.1 million to the current period’s growth in revenues.  Revenues increased 12.6% compared to the prior period when adjusted for unfavorable foreign exchange impacts of $4.2 million.  Gross profit was $232.1 million, up 13.0% from $205.3 million in the first quarter last year.  Gross profit as a percent of revenue was 45.2% compared with 44.6% in the first quarter of 2012.

The following table shows our revenues reported in accordance with U.S. generally accepted accounting principles (GAAP) after adjustments for unfavorable foreign exchange and to exclude revenues in the period from acquisitions that closed within the preceding 12 months and our regulated recall and returns management services:

Organic Revenue Growth* (in millions)
	Three months ended March 31,
			Change
	2013	2012	$	$
Domestic Revenues	$363.6	$329.2	$34.4	10.5%
International Revenues	150.2	130.9	19.3	14.7%
Total Revenues (GAAP)	$513.8	$460.1	$53.7	11.7%
Adjustment for Foreign Exchange	4.2	0.0	4.2
Subtotal (non-GAAP)	$518.0	$460.1	$58.0	12.6%
Adjustment for Acquisitions	(37.7)	(0.6)	(37.1)
Adjustment for Regulated Recall and Returns Management Services	(22.5)	(35.8)	13.3
Adjusted Revenues (non-GAAP)	$457.8	$423.7	$34.2	8.10%

* For internal purposes, we exclude the impact of foreign exchange and revenues attributed to acquisitions closed within the preceding 12 months and from our regulated recall and returns management services when we evaluate organic revenue growth. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

 Net income attributable to Stericycle for the first quarter of 2013 was $74.6 million or $0.85 per diluted share compared with $64.9 million or $0.75 per diluted share for the first quarter of 2012.  Net income attributable to Stericycle for the first quarter of 2013 and 2012 includes acquisition expenses, integration costs, adjustments of contingent consideration to fair value, and other items.  Excluding the effect of these items, non-GAAP earnings per diluted share were $0.88 for the current quarter (see table below).  Non-GAAP earnings per diluted share increased 11.5% from non-GAAP earnings per diluted share of $0.79 in the first quarter of 2012.

Table to reconcile GAAP EPS to non-GAAP EPS*
	Three months ended March 31,
			Change
	2013	2012	$	%
GAAP EPS	$0.85	$0.75	$0.10	13.9%
Adjustments for: Acquisition Expenses	0.02	0.02
Integration Expenses	0.01	0.01
Change in Fair Value/Other	0.00	0.01
Non-GAAP EPS (adjusted)	$0.88	$0.79	$0.09	11.5%

* In accordance with GAAP, reported earnings per share (EPS) includes the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $98.2 million for the three months ended March 31, 2013.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except for share and per share data
	March 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,722	$31,324
Short-term investments	479	503
Accounts receivable, less allowance for doubtful accounts of $20,204 in 2013 and $19,443 in 2012	342,434	322,246
Deferred income taxes	17,801	22,995
Prepaid expenses	27,033	27,042
Other current assets	37,486	37,176
Total Current Assets	437,955	441,286
Property, Plant and Equipment, net	336,687	335,870
Goodwill	2,065,845	2,065,103
Intangible assets, less accumulated amortization of $68,932 in 2013 and $64,215 in 2012	664,682	667,471
Other assets	37,042	37,008
Total Assets	$3,542,211	$3,546,738

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$79,589	$87,781
Accounts payable	75,894	74,225
Accrued liabilities	137,511	135,321
Deferred revenues	16,754	18,095
Other current liabilities	10,550	15,638
Total Current Liabilities	320,298	331,060
Long-term debt, net of current portion	1,193,111	1,268,303
Deferred income taxes	365,228	359,780
Other liabilities	38,106	30,272
Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 86,218,005 issued and outstanding in 2013 and 85,987,883 issued and outstanding in 2012)	862	860
Additional paid-in capital	140,139	116,720
Accumulated other comprehensive loss	(62,069)	(39,064)
Retained earnings	1,530,272	1,463,277
Total Stericycle, Inc. Equity	1,609,204	1,541,793
Noncontrolling interest	16,264	15,530
Total Equity	1,625,468	1,557,323
Total Liabilities and Equity	$3,542,211	$3,546,738

STERICYCLE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) In thousands, except for share and per share data
	Three Months Ended March 31,
	2013		2012
	$	% of Rev	$	% of Rev
Revenues	$513,804	100.0	$460,077	100.0
Cost of revenues (exclusive of depreciation below)	269,673	52.5	244,182	53.1
Depreciation – cost of revenues	12,037	2.3	10,588	2.3
Total cost of revenues	281,710	54.8	254,770	55.4
Gross profit	232,094	45.2	205,307	44.6
Selling, general and administrative expenses (exclusive of depreciation and amortization below)	88,241	17.2	77,807	16.9
Depreciation – SG&A	2,809	0.5	2,151	0.5
Amortization	6,642	1.3	4,979	1.1
Total SG&A expense and amortization	97,692	19.0	84,937	18.5
Income from operations before acquisitions, integration, and other expenses	134,402	26.2	120,370	26.2
Acquisition expenses	1,803	0.4	1,539	0.3
Integration expenses	896	0.2	1,279	0.3
Change in fair value of contingent consideration	--	0.0	1,204	0.3
Litigation Settlement	106	0.0	--	0.0
Restructuring costs and plant closure expense	--	0.0	86	0.0
Income from operations	131,597	25.6	116,262	25.3
Other income (expense):
Interest income	167	0.0	92	0.0
Interest expense	(13,546)	-2.6	(12,766)	-2.8
Other expense, net	(1,013)	-0.2	(558)	-0.1
Total other income (expense)	(14,392)	-2.8	(13,232)	-2.9
Income before income taxes	117,205	22.8	103,030	22.4
Income tax expense	41,983	8.2	37,715	8.2
Net income	75,222	14.6	65,315	14.2
Less: net income attributable to noncontrolling interests	605	0.1	458	0.1
Net income attributable to Stericycle, Inc.	$74,617	14.5	$64,857	14.1
Earnings per share – diluted	$0.85		$0.75
Weighted average number of common shares outstanding – diluted	87,459,497		86,587,944

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Three Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES:
Net income	$75,222	$65,315
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of contingent consideration	--	1,204
Stock compensation expense	4,047	4,085
Excess tax benefit of stock options exercised	(4,203)	(5,061)
Depreciation	14,846	12,739
Amortization	6,642	4,979
Deferred income taxes	10,407	11,921
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(19,769)	(14,493)
Accounts payable	1,012	2,101
Accrued liabilities	6,618	12,623
Deferred revenues	(1,345)	1,029
Other assets and liabilities	4,693	3,119
Net cash provided by operating activities	98,170	99,561

INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(18,899)	(28,182)
Proceeds from/ (purchases of) short-term investments	20	(2)
Capital expenditures	(16,480)	(17,049)
Net cash used in investing activities	(35,359)	(45,233)

FINANCING ACTIVITIES:
Net repayment of long-term debt and other obligations	(44,372)	(8,571)
Net repayments on senior credit facility	(46,551)	(52,856)
Payments on capital lease obligations	(837)	(640)
Purchase and cancellation of treasury stock	(7,623)	(2,945)
Proceeds from other issuance of common stock	14,378	12,494
Excess tax benefit of stock options exercised	4,203	5,061
Net cash used in financing activities	(80,802)	(47,457)
Effect of exchange rate changes on cash and cash equivalents	(611)	880
Net (decrease)/ increase in cash and cash equivalents	(18,602)	7,751
Cash and cash equivalents at beginning of period	31,324	22,511
Cash and cash equivalents at end of period	$12,722	$30,262

NON-CASH ACTIVITIES:
Net issuance of obligations for acquisitions	$10,454	$14,883

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